UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

On April 24, 2025, Oportun Financial Corporation issued the following press release.

April 24, 2025

Oportun to Report First Quarter 2025 Financial Results on Thursday, May 8, 2025

Record Date for 2025 Annual Meeting of Stockholders is May 27, 2025

SAN CARLOS, Calif., April 24, 2025 (GLOBE NEWSWIRE) — Oportun (Nasdaq: OPRT), a mission-driven financial services company, will release financial results for its first quarter 2025 on Thursday, May 8, 2025, after market close.

Oportun will host a conference call and earnings webcast to discuss results on Thursday, May 8, 2025, at 5:00 pm ET / 2:00 pm PT. A live webcast of the call will be accessible from Oportun’s investor relations website at investor.oportun.com, and a webcast replay of the call will be available for one year. The dial-in number for the conference call is 1-888-3968049 (toll-free) or 1-416-764-8646 (international). Participants should call in 10 minutes prior to the scheduled start time.

Oportun also announced today that the record date for determining stockholders entitled to vote at Oportun’s 2025 annual meeting of stockholders will be Tuesday, May 27, 2025.

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $19.7 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members save an average of more than $1,800 annually. For more information, visit Oportun.com.

Additional Information and Where to Find It

Oportun Financial Corporation (“Oportun”), its directors and certain executive officers are participants in the solicitation of proxies from stockholders in connection with Oportun’s 2025 Annual Meeting of Stockholders (the “Annual Meeting”). Oportun plans to file a proxy statement (the “2025 Proxy Statement”) with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the Annual Meeting.

Jo Ann Barefoot, Mohit Daswani, Ginny Lee, Carlos Minetti, Louis Miramontes, Scott Parker, Sandra A. Smith, Richard Tambor, Raul Vazquez and R. Neil Williams, all of whom are members of Oportun’s board of directors, are participants in Oportun’s solicitation. Additional information regarding such participants, including their direct or indirect interests, by security holdings or otherwise, will be included in the 2025 Proxy Statement and other relevant documents to be filed with the SEC in connection with the Annual Meeting. Information relating to the foregoing can also be found in Oportun’s definitive proxy statement for its 2024 Annual Meeting of Stockholders (the “2024 Proxy Statement”), which was filed with the SEC on May 13, 2024, and is available here. Particular attention is directed to the sections of the 2024 Proxy Statement captioned “Directors, Executive Officers and Corporate Governance,” “Non-Employee Director Compensation,” “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters,” “Executive Compensation” and “Certain Relationships and Related Transactions.” To the extent that holdings of such participants in Oportun’s securities have changed since the amounts printed in the 2024 Proxy Statement, such changes have been reflected on the following filings: for Ms. Barefoot, on June 28, 2024; for Mr. Daswani, on June 28, 2024 and December 13, 2024; for Ms. Lee, on June 28, 2024; for Mr. Minetti, on June 28, 2024 and December 13, 2024; for Mr. Miramontes, on June 28, 2024; for Mr. Parker, on April 25, 2024, June 18, 2024, and June 28, 2024; for Ms. Smith, on June 28, 2024; for Mr. Tambor, on June 28, 2024 and June 28, 2024; for Mr. Vazquez, on June 18, 2024, September 12, 2024, December 2, 2024, March 12, 2025, and April 4, 2025; and for Mr. Williams, on June 28, 2024 and December 11, 2024.

Promptly after filing its definitive 2025 Proxy Statement with the SEC, Oportun will mail the definitive 2025 Proxy Statement and a GREEN proxy card to each stockholder entitled to vote at the Annual Meeting. STOCKHOLDERS ARE URGED TO READ THE 2025 PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT OPORTUN WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Stockholders may obtain, free of charge, Oportun’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto, and any other relevant documents filed by Oportun with the SEC in connection with the Annual Meeting at the SEC’s website, which is located here. Copies of Oportun’s definitive 2025 Proxy Statement, any amendments or supplements thereto, and any other relevant documents filed by Oportun with the SEC in connection with the Annual Meeting will also be available, free of charge, at Oportun’s website, which is located here, or by writing to Investor Relations, Oportun Financial Corporation, 2 Circle Star Way, San Carlos, CA 94070. In addition, copies of these materials may be requested, free of charge, from Oportun’s proxy solicitor, Innisfree M&A Incorporated, by calling toll-free to (877) 800-5195.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Media Contact

Michael Azzano

Cosmo PR for Oportun

(415) 596-1978

michael@cosmo-pr.com

Source: Oportun Financial Corporation